UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street
Bristol
Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	B	New York Stock Exchange

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)  As part of the actions taken by Barnes Group Inc. (the “Company”) in response to the ongoing global economic challenges and uncertainties attributable to the coronavirus (COVID-19) pandemic, the resulting impact on the broader macroeconomic environment and on the Company’s businesses and end markets, Patrick J. Dempsey, President and Chief Executive Officer, and the Company's other officers have voluntarily extended their respective base salary reductions that were previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 23, 2020. Mr. Dempsey's base salary reduction of 30% and the Company’s other officers' base salary reductions of 15% will continue until December 31, 2020. On July 24, 2020, the Compensation and Management Development Committee of the Company’s Board of Directors approved the extensions of the voluntary salary reductions. In addition, on July 24, 2020, the non-management members of the Company’s Board of Directors elected to extend the reductions of their annual cash retainer fees, as well as the annual Chairman and Chairperson committee retainer fees, in the amounts of 30%, in the case of the Chairman of the Board, and 15% for the other non-management Directors through December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARNES GROUP INC.
(Registrant)

Date: July 27, 2020	By:	/s/ JAMES C. PELLETIER
James C. Pelletier Senior Vice President, General Counsel and Secretary